Castle Brands Announces Preliminary Fiscal 2016 Results

Net Sales Increase Approximately 25% Year-Over-Year;

Strong Growth in Jefferson’s Bourbons and Goslings Rums and Ginger Beer Drove Record Case Sales
for Fiscal 2016

NEW YORK – May 19, 2016 — Castle Brands Inc. (NYSE MKT: ROX), a developer and international marketer of premium and super-premium branded spirits, today announced, after an initial review of its financial performance for fiscal 2016, preliminary, unaudited financial results for the fiscal year ended March 31, 2016. All fiscal 2016 figures in this release are approximate due to the preliminary nature of the announcement. Actual results may differ materially from these estimates once the financial closing procedures and final adjustments for fiscal 2016 are completed. Castle Brands anticipates releasing its complete financial results in June 2016.

Preliminary operating highlights for the fiscal year ended March 31, 2016:

•	Castle Brands had strong growth, with net sales of approximately $72.2 million in fiscal 2016, an increase of approximately 25% over net sales of $57.5 million in fiscal 2015.

•	Total spirits case sales of approximately 426,000 in fiscal 2016 represented an increase of 8.4% from total spirits case sales of approximately 393,000 in fiscal 2015, driven primarily by increased whiskey and rum sales.

•	Shipments of Jefferson’s Bourbon increased 45% to approximately 61,000 cases in fiscal 2016, as compared to approximately 42,000 cases in fiscal 2015.

•	Shipments of Goslings Rums in the U.S. increased 8% to approximately 135,000 cases in fiscal 2016, as compared to approximately 125,000 cases in fiscal 2015.

•	Shipments of Goslings Stormy Ginger Beer increased 56% to approximately 1,115,000 cases in fiscal 2016, as compared to approximately 715,000 cases in fiscal 2015.

•	Based on the preliminary revenues, Castle Brands currently expects EBITDA, as adjusted, for fiscal 2016 to be in the range of $3.3 to $3.6 million, as compared to EBITDA, as adjusted, of $1.1 million in fiscal 2015.

“Fiscal 2016 was a strong year for Castle Brands with record net revenues and case sales led by substantial growth of Jefferson’s Bourbons, Goslings Rums and Goslings Stormy Ginger Beer. This allowed us to decrease net loss and significantly increase EBITDA, as adjusted for fiscal 2016.” stated Richard J. Lampen, President and Chief Executive Officer of Castle Brands.

Table 1 below sets forth preliminary, unaudited case sales by category.

Non-GAAP Financial Measures

Within the information above, Castle Brands provides information regarding EBITDA, as adjusted, which is not a recognized term under GAAP (Generally Accepted Accounting Principles) and does not purport to be an alternative to income (loss) from operations or net income (loss) as a measure of operating performance. Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for allowances for doubtful accounts and obsolete inventory, stock-based compensation expense, other (income) expense, net, income from equity investment in non-consolidated affiliate, foreign exchange loss and net income attributable to noncontrolling interests is a key metric the Company uses in evaluating its financial performance on a consistent basis across various periods. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and allocation of capital resources. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance or are based on management’s estimates, such as allowance accounts, are due to changes in valuation, such as the effects of changes in foreign exchange, or do not involve a cash outlay, such as stock-based compensation expense. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, income from operations, net income, income before provision for income taxes and cash flows from operating activities. A reconciliation of preliminary, unaudited income before provision for income taxes to EBITDA, as adjusted, is presented below in Table 2.

About Castle Brands

Castle Brands is a developer and international marketer of premium and super-premium branded spirits including: Goslings Rum®, Jefferson’s®, Jefferson’s Presidential SelectTM, Jefferson’s Reserve® and Jefferson’s Ocean Aged at Sea® Bourbon, Jefferson’s Chef’s Collaboration and Jefferson’s The Manhattan: Barrel Finished Cocktail, Jefferson’s® Rye Whiskey, Knappogue Castle Whiskey®, Knappogue Twin Wood, Knappogue Castle 1951, Clontarf® Irish Whiskey, Pallini® Limoncello, Boru® Vodka and Brady’s® Irish Cream. Additional information concerning the Company is available on the Company’s website, www.castlebrandsinc.com.

Forward Looking Statements

The preliminary financial information included in this press release, which constitute forward looking statements, may differ from actual results. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the year-end audit by the Company’s independent registered public accountants. During the course of the preparation of the financial statements and related notes and the Company’s year-end audit, additional items that would require material adjustments to the preliminary financial information included in this press release may be identified. This preliminary information reflects management’s estimates based solely upon information available as of the date hereof and is not a comprehensive statement of the Company’s financial results for the 2016 fiscal year. The information presented herein should not be considered a substitute for the full audited financial statements for the fiscal year ended March 31, 2016.

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and the Company’s expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “preliminary,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to the Company’s operations and business environments, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, the Company’s ability to expand the Company’s operations in both new and existing markets, the Company’s ability to develop or acquire new brands, the Company’s relationships with distributors, the success of the Company’s marketing activities, the effect of competition in the Company’s industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2015, as amended, and other reports the Company files with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect the Company. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Castle Brands Inc.
Investor Relations, 646-356-0200
info@castlebrandsinc.com
www.castlebrandsinc.com

TABLE 1

The following table provides preliminary and unaudited information regarding the Company’s spirits case sales for the periods presented based on nine-liter equivalent cases, which is a standard spirits industry metric (table excludes related non-alcoholic beverage products):

	Year ended March 31,
	2016	2015
Cases
United States	340,782	310,106
International	85,558	82,632

Total	426,340	392,738

Rum	180,698	171,189
Whiskey	109,990	84,713
Liqueur	91,010	89,369
Vodka	43,608	46,347
Tequila	1,034	1,106
Other spirits	—	14

Total	426,340	392,738

Percentage of Cases
United States	79.9%	79.0%
International	20.1%	21.0%

Total	100.0%	100.0%

Rum	42.4%	43.6%
Whiskey	25.8%	21.6%
Liqueur	21.4%	22.7%
Vodka	10.2%	11.8%
Tequila	0.2%	0.3%
Other spirits	—%	0.0%

Total	100.0%	100.0%

The following table provides preliminary and unaudited information regarding the Company’s case sales of related non-alcoholic beverage products, which primarily consists of Gosling’s Stormy Ginger Beer, for the periods presented:

	Year ended March 31,
	2016	2015
Cases
United States	1,070,173	682,190
International	45,101	33,232

Total	1,115,274	715,422

United States	96.0%	95.4%
International	4.0%	4.6%

Total	100.0%	100.0%

TABLE 2

CASTLE BRANDS INC. AND SUBSIDIARIES
Reconciliation of preliminary loss before provision for income taxes to EBITDA, as adjusted (in thousands)
(Unaudited)

	Year ended
	March 31,
	2016		2015
Loss before provision for income taxes	($250) -	(550)	$(2,195)

Adjustments:
Interest expense, net	1,089		1,129
Depreciation and amortization	940		908
Allowance for doubtful accounts	61		236
Allowance for obsolete inventory	200		281
Stock-based compensation expense	1,371		788
Other expense (income), net	1		(17)
Income from equity investments in non-consolidated affiliate	(19)		—
Foreign exchange loss	191		4

EBITDA, as adjusted	$3,584 – 3,284		$1,134